UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
March 4, 2013

ESPEY MFG & ELECTRONICS CORP.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	001-04383 (Commission File Number)	14-1387171 (IRS Employer Identification No.)

233 Ballston Avenue Saratoga Springs, New York (Address of principal executive offices)	12866 (Zip Code)

Registrant’s telephone number, including area code: (518) 584-4100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2013, the Board of Directors of Espey Mfg. & Electronics Corp. approved new Executive Employment Agreements with Mark St. Pierre, the Company’s President and Chief Executive Office, David O’Neil, the Company’s Treasurer and Chief Financial Officer, and Peggy Murphy, the Company’s Director of Human Resources and Corporate Secretary. The full texts of the agreements are attached to this Report as Exhibit 10.12, 10.13, and 10.14.

Item 8.01 Other Events

On March 4, 2013, Espey Mfg. & Electronics Corp. issued a press release reporting that the Company's Board of Directors had declared a regular quarterly dividend. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this report shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act), as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.	Document
99.1	Press Release dated March 4, 2013
10.12	Executive Employment Agreement with Mark St. Pierre
10.13	Executive Employment Agreement with David O’Neil
10.14	Executive Employment Agreement with Peggy Murphy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2013	ESPEY MFG. & ELECTRONICS CORP.
	By:	/s/ David A. O'Neil
David A. O'Neil, Treasurer and Principal Financial Officer

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